UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	January 12, 2006

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On January 12, 2006, the Compensation Committee of the Board of Directors adopted the 2006 Management Incentive Plan that provides for incentive awards to Company executives, as a percentage of their respective base salary, if designated EBITDA results in the Company’s Consolidated Statements of Income are achieved for fiscal year 2006.

Item 2.02.    Results of Operations and Financial Conditions.

        Attached as Exhibit 99.1, and incorporated herein by reference, is the press release the Company issued on January 12, 2006, reporting the 2005 fiscal year end financial results.

Item 8.01.    Other Events.

        Attached as Exhibit 99.2, and incorporated herein by reference, is the press release issued on January 12, 2006, reporting that on that day the Company declared a cash dividend in the amount of $0.06 per outstanding common share, payable on February 24, 2006, to shareholders of record as of January 27, 2006.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description of Document

10.1	Meritage Hospitality Group 2006 Executive Incentive Plan.

99.1	The press release described in Item 2.02 above.

99.2	The press release described in Item 8.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2006	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer